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                                                                     EXHIBIT 11

                                CFI PROSERVICES, INC
                       CALCULATIONS OF NET INCOME PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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                                            Three Months Ended June 30,               Six Months Ended June 30,
                                            ------------------------------------      -------------------------------------
                                            1997                1996                  1997                1996
                                            -----------------   ---------------       -----------------   -----------------
                                                      Fully              Fully                  Fully               Fully
                                            Primary   Diluted   Primary  Diluted      Primary   Diluted   Primary   Diluted
                                            -----------------   ----------------      -----------------   -----------------
Weighted Average Shares
  Outstanding For The Period                  4,912     4,912     4,787    4,787        4,892     4,892     4,834     4,834

Dilutive Common Stock Options Using
  The Treasury Stock Method                     216       248       -        -            243       259       -         -
                                            -----------------   ----------------      -----------------   -----------------
Total Shares Used For Per Share
  Calculations                                5,128     5,160     4,787    4,787        5,135     5,151     4,834     4,834
Net Income (Loss) Applicable to
  Common Stock                                1,424     1,424    (4,059)  (4,059)       2,192     2,192    (3,189)   (3,189)
                                            -----------------   ----------------      -----------------   -----------------
Net Income (Loss) Per Common Share          $  0.28    $ 0.28   $ (0.84) $ (0.84)     $  0.43   $  0.43   $ (0.66)  $ (0.66)
                                            -----------------   ----------------      -----------------   -----------------
                                            -----------------   ----------------      -----------------   -----------------

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